AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 5, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Smart Move, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2189769

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5990 Greenwood Plaza Blvd, #2 Suite 390
Greenwood Village, CO 80111

(Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration
of a securities pursuant to Section
12(b) of the Exchange Act and is
effective upon filing pursuant to
General Instruction A.(c), please check
check the following box.☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐
Securities Act registration statement file number to which this form relates: 333-137931
Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of	American Stock Exchange
Common Stock, and one Warrant
Common Stock, par value $0.001 per share	American Stock Exchange
Warrants	American Stock Exchange
Securities to be Registered Pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.
        The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-137931, filed with the U.S. Securities and Exchange Commission on October 10, 2006, and subsequently amended on November 8 and November 17, 2006 (the “Registration Statement”) and is incorporated herein by reference to such filing. See “Description of Securities.”
Item 2. Exhibits
     The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:
1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.	Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).

3.	Specimen copy of the Warrant (Exhibit 4.3 to the Registration Statement).

4.	Form of Warrant Agreement (Exhibit 10.33 to the Registration Statement).

5.	Certificate of Incorporation, as amended (Exhibit 3.1(i) to the Registration Statement).

6.	Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).
        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: December 5, 2006

Smart Move, Inc.
By:	/s/ Edward Johnson
Edward Johnson
Chief Financial Officer

EXHIBIT INDEX

No.	DESCRIPTION

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).*

2.	Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).*

3.	Specimen copy of the Warrant (Exhibit 4.3 to the Registration Statement).*

4.	Form of Warrant Agreement (Exhibit 10.33 to the Registration Statement).*

5.	Certificate of Incorporation, as amended (Exhibit 3.1(i) to the Registration Statement).*

6.	Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).*

*	Incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement

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